UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2024

ARTIVION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (770) 419-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On January 18, 2024 (the “Closing Date”), Artivion, Inc. (“Artivion”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”), among Artivion, as borrower, certain subsidiaries of Artivion, as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent and collateral agent.

The Credit Agreement provides for a $190.0 million secured term loan facility (the “Initial Term Loan Facility”), a $100.0 million secured delayed draw term loan facility (the “Delayed Draw Term Loan Facility” and, together with the Initial Term Loan Facility, the “Term Loan Facilities”) and a $60.0 million “senior-priority” secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the “Credit Facilities”). Artivion and each of its existing and subsequently acquired or formed domestic subsidiaries (subject to certain exceptions and exclusions) guarantee the obligations under the Credit Facilities (the “Guarantors”). The Credit Facilities are secured by a security interest in substantially all existing and after-acquired real and personal property (subject to certain exceptions and exclusions) of Artivion and the Guarantors.

On January 18, 2024, Artivion borrowed $190.0 million under the Initial Term Loan Facility and $30.0 million under the Revolving Credit Facility. The proceeds of the initial borrowings were used along with cash on hand (i) to pay off Artivion’s existing credit facilities under that certain Credit and Guaranty Agreement, dated as of December 1, 2017, among Artivion, as borrower, the subsidiaries of Artivion from time to time party thereto, as guarantors, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and (ii) to pay related fees and expenses. After the Closing Date, borrowings under the Revolving Credit Facility may be used for working capital, capital expenditures and other general corporate purposes. Subject to the satisfaction of a specified maximum total net leverage ratio and other customary conditions, Artivion may borrow under the Delayed Draw Term Loan Facility at any time and from time to time on or prior to July 1, 2025. The proceeds of borrowings under the Delayed Draw Term Loan Facility may be used solely to repurchase or repay Artivion’s outstanding 4.250% convertible senior notes due July 1, 2025 and to pay related fees and expenses. Loans borrowed under the Delayed Draw Term Loan Facility have the same terms as the loans under the Initial Term Loan Facility.

The final scheduled maturity date of the Credit Facilities is January 18, 2030. There are no scheduled repayments of principal required to be made prior to the final maturity date. Artivion has the right to prepay loans under the Credit Agreement in whole or in part at any time, provided that any prepayment of loans under the Term Loan Facilities (or loans under the Revolving Credit Facility to the extent reducing the balance of outstanding loans below $30,000,000) will be subject to a prepayment premium of 5.00% if the prepayment occurs prior to January 18, 2025 and 1.00% if the prepayment occurs thereafter and prior to January 18, 2026. Amounts repaid in respect of loans under the Initial Term Loan Facilities may not be reborrowed. Amounts repaid in respect of loans under the Revolving Credit Facility may be reborrowed.

Loans under the Term Loan Facilities bear interest, at Artivion’s option, at a floating annual rate equal to either the base rate plus a margin of 5.50% or Secured Overnight Financing Rate (“SOFR”) plus a margin of 6.50%; beginning with the second fiscal quarter of 2025, the margin may step down to 5.25% and 6.25%, respectively, based on Artivion’s total net leverage ratio at such time. Loans under the Revolving Credit Facility bear interest, at Artivion’s option, at a floating annual rate equal to either the base rate plus a margin of 3.00% or SOFR plus a margin of 4.00%. In addition, Artivion will be required to pay fees of 0.50% per annum on the daily unused amount of the Revolving Credit Facility and 1.00% per annum on the daily unused amount of the Delayed Draw Term Loan Facility.

The Credit Agreement contains certain customary affirmative and negative covenants, including covenants that limit the ability of Artivion and its subsidiaries to, among other things, grant liens, incur debt, dispose of assets, make loans and investments, make acquisitions, make certain restricted payments, merge or consolidate or change their business, in each case subject to customary exceptions. In addition, the Credit Agreement requires Artivion to comply with a specified maximum total net leverage ratio as of the end of each fiscal quarter.

The Credit Agreement includes certain customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, breach of covenants, cross-default to certain material indebtedness, bankruptcy and insolvency and change of control. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Credit Agreement immediately due and payable and may exercise the other rights and remedies provided under the Credit Agreement and related loan documents.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1
Credit and Guaranty Agreement, dated as of January 18, 2024, by and among Artivion, Inc., On-X Life Technologies Holdings, Inc., On-X Life Technologies, Inc. and Ascyrus Medical, LLC, as subsidiary guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent and collateral agent.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2024

ARTIVION, INC.

By:	/s/ Lance A. Berry
	Name:	Lance A. Berry
	Title:	Executive Vice President, Chief Financial Officer and Treasurer